UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2011
GULFMARK OFFSHORE, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-33607
(Commission file number)
76-0526032
(I.R.S. Employer Identification No.)

10111 Richmond Avenue, Suite 340,
Houston, Texas (Address of principal executive offices)	77042 (Zip Code)
(713) 963-9522
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.
On January 24, 2011, the Compensation Committee considered GulfMark’s fiscal year 2010 performance, the incentive criteria established for fiscal year 2010, and GulfMark’s long-term incentive compensation philosophy. Based on that review, the Compensation Committee recommended to GulfMark’s Board of Directors the bonuses, restricted stock awards, and 2011 base salaries for the Company’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer. These recommendations were approved by the Board of Directors on February 23, 2011 and were disclosed in a Current Report on Form 8-K dated March 1, 2011.
Likewise, Mssrs. Rubio and Darling’s compensation was reviewed by our Chief Executive Officer, who approved the bonuses, restricted stock awards, and 2011 base salaries as indicated in the table below.
All bonuses and restricted stock awards were paid and granted consistent with such payments and grants for all domestic shore-based personnel in March 2011:

		Restricted Stock
	Bonus	Awards	2011 Base Salary
Samuel R. Rubio Vice President — Controller, Chief Accounting Officer & Assistant Secretary	$120,000	5,958 shares	$213,000
David E. Darling Vice President — Human Resources	$111,000	5,686 shares	$206,876
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2011	GulfMark Offshore, Inc.
	By:	/s/ Quintin V. Kneen
		Name:	Quintin V. Kneen
		Title:	Executive Vice President and Chief Financial Officer